Exhibit 10.1

AMENDMENT NO. 2

TO

EMPLOYMENT AGREEMENT

This AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made as of December 8, 2014 by Burlington Coat Factory Warehouse Corporation, a Delaware corporation (the “Company”), Burlington Coat Factory Holdings, LLC, a Delaware limited liability company (“Parent”), Burlington Stores, Inc., a Delaware corporation, and Thomas Kingsbury (“Executive”).

W I T N E S S E T H.

WHEREAS, the Company, Parent (f/k/a Burlington Coat Factory Holdings, Inc., a Delaware corporation) and Executive entered into that certain Employment Agreement, dated as of December 2, 2008, and amended on October 23, 2012 (the “Employment Agreement”) (capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Employment Agreement); and

WHEREAS, the parties hereto desire to amend the Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Section 1 of the Employment Agreement is hereby amended by adding the following definitions thereto:

“‘BSI’ shall mean Burlington Stores, Inc., a Delaware corporation.”

“‘Retirement’ shall mean the voluntary termination of the Employment Period by Executive on or after July 1, 2019, provided that Executive shall provide the Company with 180 days’ written notice prior to such Retirement.”

2.	Section 3(g) of the Employment Agreement is hereby amended by adding the following sentence to the end thereof:

“Notwithstanding the foregoing, for each of May 2015, 2016, 2017, 2018, and 2019, Executive will receive a long-term equity award (each such award, an “LTIP Award”) having a grant date fair value (as determined by the Compensation Committee of the Board of Directors in a manner consistent with respect to awards granted to other senior executives) equal to (i) 450% of Executive’s Base Salary minus (ii) the Excess Value (as defined below). The form of, and terms and conditions applicable to, each LTIP Award shall be substantially similar to that of long-term equity awards made to the Company’s senior executives for the applicable year; provided, that, in addition to the ordinary vesting terms provided therein, each LTIP Award will each be subject to the Special Vesting Conditions

(as defined below). For purposes herein, (A) the “Excess Value” means the product of A x B, where “A” equals the number of options granted pursuant to that certain Non-Qualified Stock Option Agreement, dated as of June 17, 2013, by and between Executive and Burlington Holdings, Inc. (the “Options”) that will vest in the ordinary course during the 12-month period following the applicable LTIP Award grant date, and “B” equals (x) $28.00 minus (y) the per share exercise price of the Options as determined at the time of vesting, and (B) “Special Vesting Conditions” means the following: (x) for LTIP Awards that are subject solely to time based vesting conditions (“Time Awards”), (I) 100% of such Time Awards shall vest if Executive’s employment is terminated due to death, (II) a pro rata portion of the portion of each Time Award that would vest on the next regular vesting date for such Time Award shall vest if Executive’s employment is terminated by the Company for a reason other than Cause, by Executive for Good Reason or due to his Disability (with such pro-rated portion being equal to the portion of the period from the later of the date of grant of such Time Award or the last regular vesting date for such Time Award to such next regular vesting that occurs before the termination of the Employment Period, and (III) 100% of such Time Awards shall vest if a termination described in clause (II) occurs following a Change in Control (as defined in the Burlington Stores, Inc. 2013 Omnibus Incentive Plan, as amended from time to time (the “Plan”)) and (y) for LTIP Awards that are not subject solely to time based vesting conditions (“Performance Awards”), the vesting provisions described in clause (x), above, shall also be applied, but the portion of the Performance Awards that would otherwise vest pursuant to clause (x) shall vest only to the extent the applicable performance vesting conditions have been achieved at the end of the applicable performance periods (so that no vesting shall occur under this clause (y) until the end of the applicable performance period).”

3.	Section 3 of the Employment Agreement is hereby amended by adding the following Section 3(l) to the end thereof:

“As soon as is reasonably practicable (but no later than thirty (30) days following the execution of this amendment, BSI shall grant, or cause to be granted to, Executive a one-time grant of 150,000 restricted stock units or 150,000 shares of restricted stock (as applicable, the “RSUs”) pursuant to the terms of an applicable equity plan of BSI or an applicable subsidiary (the “Equity Plan”), which RSUs shall be subject to the terms of such Equity Plan and the relevant grant agreement. The RSUs will vest on the July 1, 2019, subject to Executive’s employment through such date; provided, that: (A) if Executive’s employment is terminated (i) by the Company for a reason other than for Cause, (ii) by Executive for Good Reason or (iii) due to his Disability, the RSUs shall vest on a pro rata basis (determined by multiplying the total number of RSUs by a fraction, the numerator of which is the number of full and fractional months that have passed since the execution of this amendment and the denominator of which is 56; provided that if any such termination occurs following a Change in Control (as defined in the Plan), 100% of the RSUs shall immediately vest and (B) if Executive’s employment is terminated due to his death, 100% of the RSUs shall immediately vest.”

4.	Section 3 of the Employment Agreement is hereby amended by adding the following Section 3(m) to the end thereof:

“Beginning with 2014, Executive shall be paid a retention bonus amount of $225,000 on December 15 of each calendar year, subject to Executive’s continued employment with the Company on such date.”

5.	The first sentence of Section 4(a) of the Employment Agreement is hereby amended by adding the following subsection (iii) to the end thereof:

“or (iii) upon Executive’s Retirement.”

6.	Sections 4(b)(i)(4)-(5) of the Employment Agreement are hereby amended by deleting such sections thereof and replacing the same with the following:

“(4) severance pay in the full amount of Base Salary at the time of termination from the date of termination through the period ending on the third (3rd) anniversary of the date of termination; and (5) full continuation Executive’s hospital, health, disability, medical and life insurance benefits during the three (3) year severance period (to the extent any of those benefits cannot be provided by Company during the three (3) year severance period, the Company will provide Executive with a sum of money calculated to permit Executive to obtain the same benefits individually, grossed up for tax purposes so that Executive remains whole);”

7.	Section 4(b) of the Employment Agreement is hereby amended by adding the following Section 4(b)(iii) to the end thereof:

“(iii) upon Executive’s Retirement and provided Executive makes himself reasonably available to assist and consult with the Company for up to ten (10) days per quarter during the one-year period thereafter (the “Consulting Period”), then in addition to the benefits provided in Section 4(b)(ii), and notwithstanding the terms of the applicable award agreements and/or incentive equity plan terms, Executive shall be entitled to the following: (1) any outstanding incentive equity granted by the Company to Executive that was unvested as of Executive’s Retirement shall continue to vest through the end of the Consulting Period; (2) any outstanding incentive equity granted by the Company to Executive that remains unvested as of the end of such Consulting Period shall vest at the conclusion of such Consulting Period, and (3) the exercise period of any options granted by the Company to Executive shall be extended until the second (2nd) anniversary of the later of (A) Executive’s Retirement or (B) the date that such options vest, provided that with respect to any such option the exercise periods described in this Section 4(b)(iii)(3) shall not be extended beyond original term of the option agreement; provided, that the benefits described in this Section 4(b)(iii) shall be subject to Executive’s execution and non-revocation of a release in accordance with the procedures and subject to the conditions described in Section 4(c).”

8.	Except as specifically set forth herein, the Employment Agreement and all of its terms and conditions remain in full force and effect, and the Employment Agreement is hereby ratified and confirmed in all respects, except that on or after the date of this Amendment all references in the Employment Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder,” or words of like import shall mean the Employment Agreement as amended by this Amendment.

9.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and such counterpart together shall constitute one and the same instrument.

10.	This Amendment, including the validity, interpretation, construction and performance of this Amendment, shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State, without regard to such State’s conflicts of law principles.

11.	This Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. The Employment Agreement, as amended by this Amendment, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

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SIGNATURE PAGE TO AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

By:	/s/ Paul Tang
	Name:	Paul Tang
	Title:	Executive Vice President

BURLINGTON COAT FACTORY HOLDINGS, LLC

By:	Burlington Holdings, LLC, its Managing Member

By:	/s/ Paul Tang
	Name:	Paul Tang
	Title:	Executive Vice President

BURLINGTON STORES, INC.

By:	/s/ Paul Tang
	Name:	Paul Tang
	Title:	Executive Vice President

EXECUTIVE

/s/ Thomas Kingsbury
Thomas Kingsbury